Exhibit 16.1

[LETTERHEAD OF DELOITTE & TOUCHE LLP]

August 30, 2001

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Perry Judd’s Holdings, Inc. dated August 27, 2001.

Yours truly,

/s/ Deloitte & Touche LLP